Exhibit 10.12

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into and made effective as of December 31, 2011, by and between NEDAK ETHANOL, LLC, a Nebraska limited liability company (“Borrower”), and ARBOR BANK, a Nebraska banking corporation (“Lead Lender”).

RECITALS:

WHEREAS, Borrower and Lead Lender previously entered into a Loan Agreement, dated as of June 19, 2007 (as amended by this Amendment, and as may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the indebtedness and obligations under or in connection with the Loan (collectively, the “Obligations”) are secured by the collateral described in the Security Agreement and the agreements, documents and instruments executed in favor of Lead Lender in connection with the Loan (as each may be amended, restated or otherwise modified from time to time, the “Security Documents”) and collectively with the Loan Agreement and all notes, documents, instruments or agreements previously, concurrently or hereafter executed or delivered by Borrower or any other party in favor of Lead Lender in connection with the Loan, the “Loan Documents”);

WHEREAS, Borrower is in default under the Loan Documents on account of the occurrence of the Existing Defaults (as defined below);

WHEREAS, as a result of the Existing Defaults, Lead Lender is entitled to exercise certain rights and remedies available to Lead Lender under the Loan Documents;

WHEREAS, Borrower has requested that Lead Lender waive the Existing Defaults and Lead Lender has agreed to do so, but only upon the terms and conditions set forth herein; and

WHEREAS, the parties desire to amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.      All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.           Amendments.  The Loan Documents are hereby amended by adding the following provisions:

(a) All reference in any Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as defined herein.

(b) Section 1 of the Loan Agreement is hereby amended by adding the following defined terms:

“Capital Interests” means, with respect to Borrower, all shares, interests, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) of such Borrower’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests or units or any other equivalent of such ownership interest.

“Collateral” means all property of Borrower described in that certain Security Agreement, dated as of June 19 2007, executed by the Borrower in favor of the Lead Lender (as may be amended, restated, supplemented or otherwise modified from time to time).

“Debt” means with respect to Borrower, all items of indebtedness or liability, other than trade payables and other liabilities incurred in the ordinary course of business, which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet at the date as of which indebtedness is to be determined with respect to Borrower and includes without limitation: (i) indebtedness or liability for borrowed money; (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the payment of deferred purchase price of property or services (including trade obligations); (iv) obligations as lessee under capital leases; (v) current liabilities in respect of unfunded vested benefits under plans covered by ERISA; (vi) obligations under letters of credit; (vii) obligations under acceptance facilities; and (viii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to insure a creditor against loss.

“Distribution” means (i) dividends or other distributions on account of Capital Interests other than Tax Distributions, (ii) redemption, repurchase or acquisition of Capital Interests, or (iii) loans made, directly or indirectly, to any owner of Capital Interests.

“Tax Escrow Account” shall have the meaning given to that term in Section 9 hereof.

“Tax Distributions” means dividends or distributions made to holders of Borrower’s Class B Preferred Membership Units to satisfy their respective tax liabilities arising by virtue of allocations made to such unit holders pursuant to the Borrower’s then current operating agreement.

“Unsupported Principal” means, as reasonably determined by Lead Lender from time to time, the outstanding principal balance of the Loan minus the net present value, discounted by the applicable Interest Rate on the date of determination, of the estimated collections by Lead Lender on account of Tax Increment Revenues.

(c) The definition of Senior Credit Facility is hereby amended and restated as follows:

“Senior Credit Facility” means the Amended and Restated Master Credit Agreement dated December 31, 2011 between Borrower and Senior Lender, and the documents, instruments and agreement executed in connection therewith, as may be amended, restated or otherwise modified from time to time.

(d) Section 4(b) of the Loan Agreement is hereby deleted in its entirety.

(e)           All reference in any Loan Documents to the “Borrower’s Note”, including without limitation the definition thereof set forth in Section 5 of the Loan Agreement, shall mean and refer to the Amended and Restated Promissory Note in substantially the form of Exhibit “A” attached hereto upon execution of the same by Borrower and Lead Lender.

(f) Section 7(a) of the Loan Agreement is hereby deleted and replaced with the following:
(a) This Loan is evidenced by the Borrower’s Note. The principal amount and interest thereon shall be payable by the Borrower on the dates set forth therein. In order to comply with the terms of the Borrower’s Note and this Agreement, the Borrower hereby agrees to direct Issuer to pay directly to the Lead Lender all Pledged Revenues on account of the Loan. The Lead Lender and the Borrower agree that all such amounts shall be applied by the Lead Lender as set forth in the Borrower’s Note.

(g) Section 7(e) of the Loan Agreement is hereby deleted in its entirety.

(h) Section 8 of the Loan Agreement is hereby deleted in its entirety.

(i) Section 9 of the Loan Agreement is hereby deleted and replaced with the following:

Section 9. Tax Escrow Account. Borrower shall establish a non-interest bearing tax escrow account (i) at a financial institution, and (ii) subject to an escrow agreement, both as mutually agreed upon by Senior Lender, Lead Lender and Borrower (the “Tax Escrow Account”), pursuant to which Borrower shall initially deposit the sum of $230,000 in accordance with Section 6(b) of this Amendment and thereafter shall deposit, one-twelfth (1/12) of the amount of real estate taxes and any assessments assessed or to be assessed against Borrower’s Facility including the Redevelopment Area for the then current year, as estimated by Lead Lender so as to assure that the balance in the Tax Escrow Account is sufficient to pay such real estate taxes and assessments prior to taxes becoming delinquent.  In the event Lead Lender, in its reasonable discretion, at any time reasonably determines that the amounts deposited for payment of real estate taxes will be insufficient to pay such taxes or assessments, Borrower shall, within fifteen (15) days after written notice from Lead Lender, deposit the difference between the amounts previously deposited and the amount Lead Lender reasonably determines will be necessary to pay such taxes.   Borrower acknowledges that the Tax Escrow Account shall be for the sole purpose of paying real estate taxes and any assessments assessed or to be assessed against Borrower’s Facility including the Redevelopment Area and deposits into the Tax Escrow Account shall be irrevocable.

(j) New Sections 14(d) – (h) of the Loan Agreement are hereby added to the Loan Agreement and shall provide as follows:

(d) Borrower shall fail to pay the real estate taxes or any applicable special assessments on the Redevelopment Area as and when due or Borrower shall fail to fund the Tax Escrow Account;

(e) Borrower shall admit in writing its inability to pay its debts generally as they become due; file a petition in bankruptcy or petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or file a petition or answer seeking reorganization or arrangement or similar relief under the Bankruptcy Code;

(f) Borrower shall be adjudged bankrupt; or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approve a petition filed against Borrower seeking reorganization or similar relief under the Bankruptcy Code; or if, under the Bankruptcy Code, a court of competent jurisdiction shall assume custody or control of Borrower or of the whole or any substantial part of its properties; or if there is commenced against Borrower any petition or proceeding under the Bankruptcy Code such proceeding or petition remains undismissed for a period of thirty (30) days; or if Borrower by any act indicated its consent to, approval of or acquiescence in any such proceeding or petition; or

(g) Default by Borrower under any indenture, mortgage, loan or credit agreement, note, deed of trust, or related agreement or other instrument to which it or any of its properties is a party or by which it is bound, including without limitation, the Senior Credit Facility, or failure by Borrower in the due performance of any covenant contained in any such document; provided, however, only if Senior Lender has taken action with respect to such default and has not agreed to waive or forbear.

(h) This Agreement or any security or any other document delivered in connection with this Agreement or the Loan Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void.

(k) Section 15 of the Loan Agreement is hereby deleted and replaced with the following:

Section 15. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified mail, postage prepaid, addressed as follows:

To the Borrower:	NEDAK Ethanol, LLC
87590 Hillcrest Road – P.O. Box 391
Atkinson, NE 68713
Attention: Jerome Fagerland, President and General Manager
Phone: 402.925.5570
Fax: 402.336.2478

With a copy to:	Husch Blackwell LLP (“Borrower’s Counsel”)
1620 Dodge St., Ste. 2100
Omaha, NE 68102
Attention: David L. Bracht
Phone: 402.964.5025
FAX: 402.964.5050

To the Lead Lender:	Arbor Bank
16820 Frances St, Suite 102
Omaha, NE 68130
Attention: Mark Jepson
Fax: 402.934.1419

with a copy to:	Koley Jessen P.C., L.L.O. (“Lead Lender’s Counsel”)
One Pacific Place, Suite 800
1125 South 103rd Street

Omaha, NE 68124
Attention: Michael M. Hupp
Fax: 402.390.9005

or addressed to any such party at such other address as such party shall hereafter furnish by notice to the other parties.

(l) A new Section 23 is hereby added to the Loan Agreement and shall provide as follows:

Section 23. Covenants. The following covenants shall be applicable until the Obligations are indefeasibly paid in full or otherwise fully performed:

(a) The covenants of Borrower set forth in Sections 4.01 (Financial Statements and Other Information), 5.01 (Owner’s Equity Ratio) and 5.02 (Tangible Net Worth) of the Senior Credit Facility (the “Senior Credit Facility Covenants”) are hereby incorporated into this Loan Agreement by reference, mutatis mutandis. In the event of any conflict between the Senior Credit Facility Covenants and the covenants and agreements of Borrower set forth in the Loan Documents, the covenants and agreements providing the Lead Lender with the broadest rights, or providing the strictest obligations on Borrower, in each case as determined by Lead Lender, shall be controlling.

(b) Borrower shall not create, incur, assume or suffer to exist, contingently or otherwise, any Debt except Debt to Senior Lender under the Senior Credit Facility in accordance with the terms thereof as of the date hereof.

(c) Borrower shall not protest the tax assessed value of the Redevelopment Area for real estate tax purposes so as to reduce the tax assessed value of the Redevelopment Area to an amount less than $30,995,395.

(d) Borrower shall not declare, pay or make any Distributions, other than Tax Distributions, to any owners of any Capital Interests of Borrower or set aside funds for any Distribution, other than for Tax Distributions; provided, however, at such time, and for so long as, the indebtedness payable on account of the Senior Credit Facility is less than $20,000,000 and the Unsupported Principal is paid in full; Borrower may declare, pay or make Distributions, so long as no default or Event of Default shall then exist or occur as a result of the Distributions and Borrower is otherwise in compliance with its financial covenants, both before and after the Distributions; provided, however, in no event shall Distributions be allowed in an amount greater than allowed under the terms of Senior Credit Facility as of the date hereof.

(e) Borrower agrees to immediately notify Lead Lender of Borrower’s receipt or knowledge of any of the following, as applicable: (i) any default under the Loan Documents, (ii) notice of default under the Senior Credit Facility or any document, instrument or agreement executed in connection therewith, or (iii) any action by the Senior Lender to enforce its rights or remedies with respect to property of the Borrower.

(f) Borrower shall promptly advise Lead Lender of any material adverse developments in the operations of Borrower or matters that could reasonably be expected have a material adverse effect on Borrower.

(g) Borrower shall execute such other and further documents and instruments and shall take such further action as the Lead Lender may reasonably request to implement the provisions of this Agreement and the other Loan Documents.

    3.           Waiver of Existing Defaults; Dismissal of Lender Suit.  Borrower hereby acknowledges that the defaults described in the complaint filed by Lead Leader in the case styled Arbor Bank v. NEDAK Ethanol, LLC, filed at Doc. 110, No. 213 in the District Court of Douglas County, Nebraska (the “Lender Suit”) have occurred, are continuing and constitute Events of Default under the Loan Documents.  Subject to the terms and conditions of this Amendment and the conditions precedent set forth in Section 5, Lead Lender hereby (a) waives and releases the defaults described in the Lender Suit and all other defaults that have occurred, are continuing and constitute Events of Default under the Loan Documents as of the effective date of this Amendment (the “Existing Defaults”), and (b) agrees to request the Court to set aside the summary judgment granted in favor of Lead Lender and dismiss the Lender Suit.  Lead Lender therefore agrees to deliver to Borrower and Borrower’s Counsel a Stipulation for Dismissal with Prejudice with regards to the Lender Suit (the “Dismissal”), and such Dismissal shall be signed by Lead Lender’s Counsel; provided, however, Borrower agrees that it shall not file such Dismissal with the Court until Borrower has satisfied the conditions set forth in Section 6 below; and provided, further, the parties agree that the Dismissal only relates to the specific claims brought by Lead Lender against Borrower in the Lender Suit and nothing contained in the Dismissal shall be construed as, or constitute, a cancellation or satisfaction of the outstanding indebtedness payable by Borrower to Lead Lender or prevent or otherwise limit Lead Lender from bringing any claims arising from and after the date hereof against Borrower under the Loan Documents, the Amended and Restated Promissory Note or available at law or in equity.  Lead Lender shall execute such other and further documents and instruments and shall take such further action as Borrower may reasonably request to implement the provisions of this Section 3, this Agreement and the other Loan Documents.  Except for the waiver of the Existing Defaults, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower or any guarantor or waive any

Event of Default arising after the effective date of this Amendment under or pursuant to the Loan Documents.

4.           Representations and Warranties.  Borrower hereby acknowledges, represents and warrants to Lead Lender as follows:

(a)           Recitals, Loan Balance.  The recitals set forth in this Amendment are true and correct and are incorporated herein by this reference.  As of December 31, 2011, the following amounts are payable to Lead Lender:

Principal	$6,579,000.00
Interest	$1,043,313.49
Late Charges	$28,566.591
Costs and Fees	$37,500.002

Total	$7,688,380.08

(b)           The representations and warranties of Borrower forth in this Amendment, Sections 2(a) and 2(c) through 2(i) of the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date and provided that such representations and warranties are hereby modified to the extent necessary to reflect the disclosure by  Borrower of the existence of the Lender Suit.

(c)           Except for the Existing Defaults, no Event of Default or circumstances which would give rise to an Event of Default but for the giving of notice, the passage of time, or both, has occurred under the Loan Documents.

(d)           This Amendment, when executed and delivered by Borrower, constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)           As amended, revised or otherwise modified by this Amendment and the Amended and Restated Promissory Note in substantially the form of Exhibit “A” attached hereto, (i) the indebtedness and all other respective liabilities and obligations of Borrower under the Loan Documents remain in full force and effect and (ii) Borrower hereby ratifies and confirms each of the Loan Documents and the rights granted thereunder in favor of Lead Lender, and acknowledges and agrees that the Loan Documents constitute valid and legally binding obligations against Borrower enforceable in accordance with their terms without any defenses or setoffs thereto.  Borrower hereby confirms that the

1 Amount reflects waived late charges of $5,000 and $6,583.41 offset from Borrower’s money market account no 608707, which Borrower hereby expressly authorizes.
2 Reflects application of payments in the amount of $25,000 on July 6, 2011, August 5, 2011 and September 26, 2011 to  costs and fees, which Borrower hereby expressly authorizes.

security interests and liens granted pursuant to the Security Documents continue to secure the obligations of Borrower under the Loan Documents.

5.           Conditions Precedent to Effectiveness.  Lead Lender and Borrower agree that as conditions precedent to the effectiveness of this Amendment, Lead Lender and Borrower shall have received, delivered, approved or otherwise confirmed as applicable, the following:

(a) Lead Lender shall have received this Amendment executed by Borrower;

(b) Lead Lender shall have received the Amended and Restated Borrower’s Note in substantially the form of Exhibit “A” attached hereto;

(c) Lead Lender shall have received an Asset Management Agreement between Tenaska BioFuels LLC and Borrower, in form and substance acceptable to Lead Lender, and such acceptance by Lead Lender shall not be unreasonably withheld;

(d) Lead Lender shall have confirmed receipt of not less than $10,500,000 in proceeds from Borrower’s Class B Preferred Membership Unit offering;

(e) Lead Lender shall have entered into an Intercreditor Agreement with Senior Lender and Borrower in form and substance acceptable to Lead Lender (the “Intercreditor Agreement”); and

(f) Lead Lender shall have delivered to Borrower and Borrower’s Counsel the Dismissal, and such Dismissal shall be signed by Lead Lender’s Counsel; provided, however, in no event shall the Dismissal be filed until such time as the conditions in Section 6 hereof are fully satisfied or otherwise waived by Lead Lender and in the event such conditions are not fully satisfied or otherwise waived by Lead Lender, the Dismissal shall be promptly return to Lead Lender’s Counsel.

6.           Conditions Precedent to Continued Effectiveness and Enforceability.  Lead Lender and Borrower agree that the continued effectiveness and enforceability of this Amendment shall be expressly conditioned upon the receipt, delivery, approval or confirmation of the following within five (5) Business Days (as defined in the Borrower’s Note) following the satisfaction of the conditions set forth in Section 5 above:

(a) Lead Lender shall have received payment in immediately available funds of past due interest in the amount of $1,050,715.14 as of January 3, 2012, plus interest from and after January 3, 2012 of $2,467.13 per day.

(b) Borrower shall have funded the Tax Escrow Account in the amount of $230,000; provided, however, Lead Lender agrees that if the Tax Escrow Account has not been established within the five (5) Business Days, this condition shall be deemed satisfied if Borrower maintains such amount in the escrow account established between Borrower and First Dakota National Bank pursuant to that certain Escrow Agreement dated August 9, 2011 until such time as Senior Lender and Lead Lender have mutually agreed upon a financial institution for the Tax Escrow Account and the Tax Escrow has been established; provided, that the Tax Escrow Account shall be established not later than fourteen (14) Business Days following the satisfaction of the conditions set forth in Section 5 above;

(c) Lead Lender shall have confirmed Borrower’s payment of all delinquent real estate taxes, plus accrued interest and penalties thereon, payable with respect to the Redevelopment Area, including without limitation, real estate taxes due and payable in 2010, such delinquent real estate taxes, including interest and penalties, as of January 3, 2012 being $1,453,762.07, plus interest from and after January 3, 2012 of $509.36 per day;

(d) Lead Lender shall have confirmed Borrower’s redemption of all real property tax certificates currently outstanding with respect to the Redevelopment Area;

(e) Lead Lender shall have received from Borrower, a certificate of Borrower’s authorized officers as to (i) resolutions of its board of directors or members, as applicable, then in full force and effect authorizing the execution, delivery and performance of this Amendment and all documents, instruments and agreement to be executed by it in connection herewith; (ii) the incumbency and signatures of its authorized officers authorized to act with respect to the Loan Documents to be executed by it (upon which certificate Lead Lender may conclusively rely until it shall have received a further certificate from an officer of Borrower cancelling or amending such prior certificate, which further certificate shall be reasonably satisfactory to Lead Lender); and (iii) copies of Borrower’s organizational documents certified by the Secretary of State of such party’s State of organization or incorporation, as applicable, on a date reasonably acceptable to Lead Lender; and

(f) Borrower shall have paid all unpaid out-of-pocket costs and expenses, including without limitation, attorneys’ fees and expenses, incurred by Lead Lender in connection with previous enforcement actions with respect to the Loan and this Amendment and any documents, instruments or agreements contemplated hereby, which aggregate amount shall not exceed $37,500.

7.           Release of Claims.  In consideration of this Amendment and other consideration afforded hereby, Borrower hereby fully and finally releases, remises, acquits, and forever discharges, with prejudice, Lead Lender and each of its participants in the Loan and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, members, shareholders, participants, predecessors, successors and assigns, subsidiary corporations, parent corporations, affiliates and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any manner or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof and in any way directly or indirectly arising out of or in any way connected to the Loan or the Loan Documents, including but not limited to, claims, liabilities or obligations relating to any settlement negotiations, representations, commitments, arrangements, liabilities, offsets or deductions of sums owed to or by Borrower (all of the foregoing hereinafter called the “Released Matters”). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters; provided, however, that any and all rights, benefits, agreements and obligations set forth in this Amendment are not and shall not be Released Matters and shall not be impaired or abridged thereby. Borrower represents and warrants to Lead Lender that it has not purported to transfer, assign, or otherwise convey any right, title, or interest of Borrower in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

8.           Lead Lender Acknowledgement and Representation.

(a)           Lead Lender hereby acknowledges that it has received executed copies of that certain Master Credit Agreement between Borrower and Senior Lender dated as of February 14, 2007 (as amended and restated by that certain Amended and Restated Master Credit Agreement between Borrower and Senior Lender made and entered into effective as of December 31, 2011; the “Senior Credit Facility” as now defined pursuant to Section 2(c) of this Amendment) together with First Supplement to the Master Credit Agreement between Borrower and Senior Lender made and entered into effective as of December 31, 2011 (together with the Senior Credit Facility, the “Senior Loan Documents”).  Lead Lender has reviewed the Senior Loan Documents and the Amended and Restated Term Loan Note contemplated by the Senior Loan Documents, and Lead Lender hereby consents to Borrower's execution, delivery and performance thereunder with the intent that  Borrower's performance under any of the foregoing pursuant to or in accordance with the terms thereof shall not constitute an Event of Default under the Loan Documents or this Amendment notwithstanding any provision of the Loan Documents or this Amendment.(b)           Subject to the waiver and release of Existing Defaults pursuant to Section 3 of this Amendment, Lead Lender represents to Borrower that as of the date of this Amendment Lead Lender has no knowledge of the existence of an Event of Default under the Loan Documents or this Amendment or of any event or fact that now or with the passage of time would give rise to or constitute an Event of Default under the Loan Documents or this Amendment.

9.           Miscellaneous.

(a)           Non-Waiver.  Waiver of or acquiescence by Lead Lender in any default by Borrower, or failure of Lead Lender to insist upon strict performance by Borrower of any warranties, agreements or other obligations contained in this Amendment shall not constitute a waiver of any subsequent or other default, failure or waiver of strict performance, whether similar or dissimilar.

(b)           Modifications.  No modification of any provision of this Amendment, no approvals required from Lead Lender and no consent by Lead Lender to any departure therefrom by Borrower shall be effective unless such modification, approval or consent shall be in writing and signed by a duly authorized officer of Lead Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

(c)           Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(d)           Rights and Remedies Cumulative.  The rights and remedies of Lead Lender under the Loan Documents are cumulative and are not in lieu of, but are in addition to any other rights or remedies which Lead Lender shall have under the Loan Documents, or at law or in equity.  No course of dealing between Lead Lender and Borrower or any failure or delay on the part of Lead Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Lead Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

       (e)           Costs of Enforcement.  In the event that Lead Lender shall retain or engage an attorney or attorneys to collect or enforce or protect its interests with respect to this Amendment or any other Loan Document, including the representation of Lead Lender in connection with any bankruptcy, reorganization, receivership or any other action affecting creditor’s rights, and regardless of whether a suit or action is commenced, Borrower shall pay all of the reasonable costs and expenses of such collection, enforcement or protection, including attorneys fees, and Lead Lender may take judgment for all such amounts.  All such costs and expenses shall bear interest at the highest default rate of interest described in any of the Loan Documents if not paid by Borrower immediately upon demand from Lead Lender.

(f)           Captions.  The captions of the various sections and paragraphs of this Amendment have been inserted only for the purposes of convenience; such captions are not a part of this Amendment and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Amendment.

(g)           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  An electronic transmission or facsimile of this Amendment shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

(h)           Governing Law and Consent to Forum.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF

ANY STATE COURT LOCATED WITHIN DOUGLAS COUNTY, NEBRASKA OR FEDERAL COURT IN THE DISTRICT OF NEBRASKA. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  BORROWER FURTHER AGREES NOT TO ASSERT AGAINST Lead Lender (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY LEAD LENDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS AMENDMENT, LEAD LENDER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

(i)           Waiver of Jury Trial.  BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LEAD LENDER ALSO WAIVES) IN ANY ACTION,SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OBLIGATIONS OF BORROWER HEREUNDER OR LEAD LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

(j)           Conflicts with Loan Documents.  In the event of a conflict between the provisions among any of the Loan Documents, the terms and provisions which provide the Lead Lender the broadest rights shall be controlling.

(k)           Credit Agreement in Writing.  A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW.  TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

 [The Remainder of this Page Intentionally Left Blank, Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

NEDAK ETHANOL, LLC, a Nebraska limited liability company

By:/s/ Jerome Fagerland
Its:  President and General Manager

ARBOR BANK, a Nebraska banking corporation

By:/s/ Mark D. Jepson
Its:  EVP, Chief Credit Officer